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                                                                 Exhibit 3.1.16

                            SKY ALLAND RESEARCH, INC.

                              ARTICLES OF AMEDMENT

         Sky Alland Research, Inc, a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to amend certain provisions contained in its charter.

         SECOND:  The name of the Corporation is Sky Alland Research, Inc.

         THIRD: The Articles of Incorporation of the Corporation are hereby amended as follows:

         (a) Article SECOND of the Charter is hereby amended to read as follows:

                           "The name of the Corporation is:

                                    iSky, Inc."

         (b) Article SEVENTH, paragraph 1 of the Charter is hereby amended to read as follows:

                           "(1) The total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares of capital stock (par value $0.01 per share), amounting in aggregate par value to $1,000,000. 80,000,000 shares are classified as "Common Stock," and 20,000,000 shares are classified as "Preferred Stock." The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock."

         (c) Article NINTH of the Charter is amended by adding the following paragraph 8 thereto:

                           "(8) The Corporation elects to be subject to the provisions of Section 3-602 of Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland, PROVIDED, HOWEVER, that such section will


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                           not apply to any business combination with a person
                           or the affiliate of such person who is an interested stockholder as of February 4, 2000."

         FOURTH: Immediately prior to the filing of these Articles of Amendment, the total number of shares of the authorized capital stock of the Corporation, the par value per share, and the aggregate par value of the Corporations capital stock were are as follows:

                           NUMBER           PAR VALUE        AGGREGATE
CLASS OF STOCK             OF SHARES        PER SHARE        PAR VALUE
--------------             ---------        ---------        ---------
Common Stock                15,293,982      $0.01            $152,939.82
Preferred Stock              4,706,018      $0.01            $ 47,060.18
                           -----------                       -----------

Total                      20,000,000                        $200,000

         FIFTH: The total number of shares of the authorized capital stock of the Corporation, the par value per share and the aggregate par value of the Corporations capital stock, as amended, are as follows:

                           NUMBER           PAR VALUE        AGGREGATE
CLASS OF STOCK             OF SHARES        PER SHARE        PAR VALUE
--------------             ---------        ---------        ---------
Common Stock               80,000,000       $0.01            $800,000
Preferred Stock            20,000,000       $0.01            $200,000
                           ----------                        --------

Total                      100,000,000                       $1,000,000


         SIXTH: The information required by Section 2-607(b)(2)(i) was not changed by this amendment.

         SEVENTH: The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors and approved by the stockholders of the Corporation.


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         IN WITNESS WHEREOF, SKY ALLAND RESEARCH, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 4, 2000.

Witness:

By: /s/ Raymond Zukowski                    By: /s/ Richard T. Hebert
   -------------------------                   -------------------------
Name:    Raymond Zukowski                   Name:    Richard T. Hebert
Title:   Secretary                          Title:   President


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         THE UNDERSIGNED, President of SKY ALLAND RESEARCH, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.
                                            /s/ Richard T. Hebert
                                            -------------------------
                                            Richard T. Hebert
                                            President